Exhibit 5.1

[Letterhead of Sutherland Asbill & Brennan LLP]

July 9, 2010

UTEK Corporation

2109 Palm Avenue

Tampa, Florida 33065

Ladies and Gentlemen:

We have acted as counsel to UTEK Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-165859) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), previously declared effective by the Commission, relating to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated April 16, 2010, which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the public offering of (i) 1,481,481 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) Series A Warrants (the “Series A Warrants”) to purchase up to 1,481,481 shares of Common Stock with an exercise price of $3.43 per share of Common Stock (such shares of Common Stock issuable upon exercise of the Series A Warrants are referred to herein as the “Series A Warrant Shares”), and (iii) Series B Warrants (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) to purchase up to 893,519 shares of Common Stock with an exercise price of $0.01 per share of Common Stock (such shares of Common Stock issuable upon exercise of the Series B Warrants are referred to herein as the “Series B Warrant Shares”, and together the Series A Warrants Shares, the “Warrant Shares”), as described in the Prospectus and a prospectus supplement dated July 8, 2010 (the “Prospectus Supplement”). All of the Common Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

The Securities are to be sold by the Company pursuant to a securities purchase agreement (the “Purchase Agreement”), dated as of July 8, 2010, by and among the Company and each of the other signatory parties thereto (such signatory parties are collectively referred to herein as the “Buyers”), which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on July 8, 2010.

As counsel to the Company, we have participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and have examined the originals or copies of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(a)	the Purchase Agreement;

(b)	the form of the Series A Warrant to Purchase Common Stock to be entered into by the Company separately with each of the Buyers relating to the Series A Warrants (such agreements with each of the Buyers are collectively referred to herein as the “Series A Warrant Agreements”), which was filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on July 8, 2010;

(c)	the form of the Series B Warrant to Purchase Common Stock to be entered into by the Company separately with each of the Buyers relating to the Series B Warrants (such agreements with each of the Buyers are collectively referred to herein as the “Series B Warrant Agreements”, and together with the Series A Warrants, the “Warrant Agreements”), which was filed as Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on July 8, 2010;

UTEK Corporation

July 9, 2010

(d)	the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Delaware Secretary of State (the “Certificate of Incorporation”);

(e)	the Bylaws of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Bylaws”); and

(f)	resolutions adopted by the Board of Directors of the Company thereof relating to, among other things, (i) the Registration Statement, the Prospectus, and the registration, issuance and sale of the Common Shares, the Warrants, and the Warrant Shares (collectively, the “Securities”) and the terms and conditions thereof and all agreements or other documents, in each case, relating to any of the foregoing and (ii) the Transaction Documents.

As to certain matters of fact relevant to this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion) and upon certificates of officers of the Company. We have not independently established the facts, or in the case of certificates of public officials, the other statements relied upon.

For purposes of our opinions in this opinion letter, we have assumed, without any independent investigation or verification, that: (a) each document that we have reviewed is accurate and complete, is either an authentic original or a copy that conforms to an authentic original, and the signatures on it are genuine; (b) each governmental or officer’s certificate has been properly issued and it is accurate, complete and authentic (and we have assumed that such certificates remain accurate on the date of this letter); (c) all natural persons have sufficient legal capacity; (d) the accuracy and completeness of all corporate records made available to us by the Company; and (e) each Warrant Agreement is in the form thereof we have examined.

This opinion letter is limited to the effect of the Delaware General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) (the “DGCL”) and as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the State of Delaware or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

(1) The issuance and sale of the Common Shares by the Company have been duly authorized and, when issued and paid for in accordance with the terms of the Purchase Agreement, the Common Shares will be validly issued, fully paid, and nonassessable;

(2) the Warrants, when (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreements and (b) delivered to the Buyers by the Company against payment therefor as contemplated by the Purchase Agreement, will constitute valid and legally binding obligations of the Company; and

(3) The Warrant Shares have been duly authorized and, assuming that upon issuance of the Warrant Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, and when issued and paid for in accordance with the terms of the Warrant Agreements, the Warrant Shares will be validly issued, fully paid, and nonassessable.

The opinion set forth in paragraph 2 above is subject, as to enforcement, to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting

UTEK Corporation

July 9, 2010

creditors’ rights generally, and (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this opinion letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Securities and to the use of our name in the above-referenced Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Sutherland Asbill & Brennan LLP

/s/ Harry S. Pangas
Harry S. Pangas, a partner